June 19, 2015

NovaCopper Inc.
Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia V7Y 1K4

Re:	NovaCopper Inc. – Registration Statement on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to NovaCopper Inc., a company formed under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register the offer and sale of up to 2,505,000 common shares of the Company (the “Shares”) pursuant to the exercise of options (the “Options”) issued pursuant to the Plan of Arrangement between the Company and Sunward Resources Ltd. (“Sunward”) with an effective date of June 19, 2015 (the “Arrangement”) to holders of options issued under the Sunward 2013 Stock Option Plan.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company and the shareholders of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

Based upon the foregoing, we are of the opinion that all necessary corporate action has been taken by the Company to authorize the issuance of Shares upon the exercise of the Options in accordance with their terms. Further, we are of the opinion that when such Shares are issued in accordance with the terms of the Options, as set forth in the Arrangement, the Shares will be validly issued as fully paid and non-assessable.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Blakes, Cassels & Graydon LLP